Exhibit 10.1

ONE GALLERIA TOWER

OFFICE LEASE AGREEMENT

PRESCIENT APPLIED INTELLIGENCE, INC.

SUITE # 1015

This Office Lease Agreement (this “Lease”) is made this 26th day of May, 2006, between TRIZEC PARTNERS REAL ESTATE, L.P., a Delaware limited partnership (hereinafter called “Landlord”), and PRESCIENT APPLIED INTELLIGENCE, INC., a Delaware corporation (hereinafter called “Tenant”). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.

BASIC LEASE PROVISIONS

1. Building, Complex and Property:

a. Name: The “Building” is the structure commonly known as One Galleria Tower located at 13355 Noel Road, Dallas, Texas 75240 on the land more particularly described in Exhibit A attached to the Supplemental Lease Provisions (the “Land”).

b. “Agreed Rentable Area of the Building” shall mean 468,750 square feet.

c. The Building, the Land, the parking garage located adjacent to the Building designated by Landlord for use by tenants and visitors of the Building (the “Garage”), the structural walkway that connects the Building to the Garage, and all additional improvements and appurtenances to the Building, the Garage and the Land (that serve the Building or the tenants of the Building) are referred to collectively in this Lease as the “Property”.

d. The “Complex” (of which the Property is a part) shall mean the integrated mixed-use development as it may be modified from time to time commonly referred to as the “Galleria” located on the land bounded by Dallas Parkway, Alpha Road, Noel Road and LBJ Freeway access road.

2. Premises:

a. The “Premises” are generally identified as Suite 1015 on the tenth (10th) Floor of the Building, a copy of the floor plate of which is attached to the Supplemental Lease Provisions as Exhibit B.

b. “Agreed Rentable Area of the Premises” shall mean 3,523 square feet.

3. “Basic Rent” (See Article 2, Supplemental Lease Provisions) shall mean the following amounts which amounts do not include Electrical Expenses for the Premises:

Lease Months	Rate per Square Foot of Agreed Rentable Area	Basic Annual Rent	Basic Monthly Rent
1-3	$0.00	$0.00	$0.00
4-39	$23.00	$81,029.00	$6,752.42
40	$0.00	$0.00	$0.00
41-64	$24.00	$84,552.00	$7,046.00

“Monthly Anniversary of the Commencement Date” shall mean the numeric day of any calendar month that is the same numeric day as the Commencement Date. The first “Lease Month” shall commence on the Commencement Date and end on the first Monthly Anniversary of the Commencement Date. Each other Lease Month shall

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Office Lease - One Galleria Tower

commence on a Monthly Anniversary of the Commencement Date and end on and include the day preceding the next occurring Monthly Anniversary of the Commencement Date. Each “Lease Year” shall be twelve (12) Lease Months. The Basic Annual Rent and Basic Monthly Rent shall be increased at such time as the Premises are expanded in accordance with the terms of this Lease or by the mutual written agreement of Landlord and Tenant.

4. “Tenant’s Pro Rata Share Percentage”: 0.7516% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

5. “Tenant’s Operating Expense Stop”: Tenant’s Operating Expense Stop shall be equal to actual Operating Expenses for the calendar year 2006, grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions.

6. “Tenant’s Pro Rata Share of Electrical Expenses”: Tenant’s Pro Rata Share of Electrical Expenses shall be equal to the Electrical Expenses (as defined in the Supplemental Lease Provisions) for the applicable period of time, multiplied by Tenant’s Pro Rata Share Percentage.

7. “Tenant’s Real Estate Taxes Stop”: Tenant’s Real Estate Taxes Stop shall be equal to actual Real Estate Taxes for the calendar year 2006.

8. “Term”: The Term of this Lease shall be equal to five (5) Lease Years and four (4) Lease Months.

9. “Commencement Date” shall mean the date that is the earlier of: (a) the day that Tenant first conducts business in any part of the Premises; or (b) the later of: (i) June 1, 2006, or (ii) the day that Landlord tenders the Premises to Tenant with the Work substantially complete or that date that Landlord would have tendered possession of the Premises but for delay caused by Tenant.

10. “Expiration Date” shall mean: September 30, 2011.

11. “Security Deposit” shall mean: $40,717.50.

12. “Tenant’s Broker” shall mean: Newmark Knight Frank (such broker is represented by Mike Myers and Wilson Stafford).

13. “Permitted Use” shall mean: General Office Purposes only.

14. All payments shall be sent to Landlord at One Galleria Tower, P.O. Box 840668, Dallas, Texas 75284-0668, or such other place and/or person or entity as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated in writing by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

15. Parking: See Exhibit F attached to the Supplemental Lease Provisions.

16. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

LANDLORD:	TENANT:

Trizec Partners Real Estate, L.P.	Prescient Applied Intelligence, Inc.
One Galleria Tower	13355 Noel Road, Suite 1015
13355 Noel Road, Suite 350	Dallas, Texas 75240
Dallas, Texas 75240	Attn: Chief Financial Officer
Attn: Property Manager

With a copy to:

TrizecPartners Real Estate, L.P.
c/o Trizec Properties, Inc.
1200 Smith Street, Suite 1200
Houston, TX 77002 Attention: Regional Vice President

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ONE GALLERIA TOWER OFFICE• LEASE AGREEMENT

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ONE GALLERIA TOWER OFFICE• LEASE AGREEMENT

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ONE GALLERIA TOWER OFFICE• LEASE AGREEMENT

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EXHIBITS AND RIDERS TO

SUPPLEMENTAL LEASE PROVISIONS

Exhibit A	Land Legal Description

Exhibit B	Floor Plan

Exhibit C	Rentable Area Calculations

Exhibit D	Work Letter

Exhibit E	Acceptance of Premises Memorandum

Exhibit F	Parking Agreement

Exhibit G	Rules and Regulations

Exhibit H	Termination Option

SUPPLEMENTAL LEASE PROVISIONS

ARTICLE 1 – TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION .

1.101 Lease of Premises.

In consideration of the mutual covenants herein and subject to all the terms and conditions of this Lease, Landlord hereby leases, demises and lets to Tenant and Tenant hereby leases and takes from Landlord, the Premises (herein so called) as described as defined in Item 2 of the Basic Lease Provisions.

1.102 Agreed Rentable Area.

The agreed rentable area of the Premises is hereby stipulated to be the “Agreed Rentable Area of the Premises” set forth in Item 2b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from construction of Tenant’s Improvements (as defined in the Work Letter (herein so called) attached hereto as Exhibit D. The agreed rentable area of the Building is hereby stipulated to be the “Agreed Rentable Area of the Building” set forth in Item 1b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building. In the event that additional rentable area is added to the Premises, the measurement thereof will be performed in accordance with Exhibit C attached hereto.

1.103 Initial Term and Commencement.

The initial term of this Lease shall be the period of time specified in Item 8 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 9 of the Basic Lease Provisions and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 10 of the Basic Lease Provisions. Tenant may, enter into the Premises prior to the Commencement Date and upon such entry, all terms and conditions of the Lease shall apply, excluding however, the obligation to pay Rent.

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201 Delivery.

Tenant hereby accepts delivery of the Premises. Tenant acknowledges that Tenant has inspected the Premises and subject to Landlord’s completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes, except for those items, if any, specified on a punch list to be delivered by Tenant pursuant to the Work Letter and any latent defects in improvements which shall be repaired by Landlord if such defects have a material adverse effect on Tenant’s ability to conduct business in or gain access to the Premises and which Tenant gives Landlord written notice of within one (1) year after the Commencement Date. Tenant hereby acknowledges and agrees that Landlord shall not be required to make any modifications or alterations to the Common Areas (hereinafter defined), provided that the foregoing shall not relieve Landlord from any of its express repair obligations under this Lease.

1.202 Completion.

Intentionally deleted.

1.203 Acceptance of Premises Memorandum.

Upon the date that Tenant’s Improvements are sufficiently completed in accordance with the Construction Documents, if any, so that Tenant can reasonably use the Premises for the Permitted Use (“Substantial Completion”), Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. Notwithstanding anything to the contrary, the Commencement Date of this Lease shall be the date set forth in Item 9 of the Basic Lease Provisions.

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SECTION 1.3 REDELIVERY OF THE PREMISES.

1.301 Obligation to Deliver.

Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease as set forth in Article 13, and subject to Tenant’s remaining obligations under this Section, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition (ordinary wear and tear and damage caused by condemnation excepted), together with all keys and parking and access cards (it being understood that each parking card not returned to Landlord shall be treated as a lost card and Tenant shall pay Landlord an amount determined in accordance with Exhibit F attached to these Supplemental Lease Provisions). Tenant shall, within seven (7) days after the expiration or earlier termination of this Lease, remove from the Premises, at the sole expense of Tenant, all equipment, appliances, machinery, trade fixtures, furnishings and personalty installed or placed in the Premises by or on behalf of Tenant. If requested by Landlord within sixty (60) days after the expiration or earlier termination of this Lease, Tenant shall remove all improvements made to the Premises by or on behalf of Tenant (other than the Initial Improvements and Installations approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) and restore the Premises to the condition existing prior to the installation of such improvements (ordinary wear and tear and damage caused by condemnation excepted). All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or any portion thereof or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid by the end of the time permitted, then Landlord may restore the Premises to such a condition at Tenant’s expense. All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or at such other address which Tenant provides to Landlord in accordance with the provisions of Article 14 below or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

1.302 Failure to Deliver.

Notwithstanding any provision or inference to the contrary herein contained, in the event that Tenant fails to deliver to Landlord (and surrender possession of) all of the Premises upon the expiration or earlier termination of this Lease (or the applicable portion of the Premises if this Lease expires or terminates as to only a part of the Premises) on the date of expiration or earlier termination, then Landlord may, without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof (in which event, Tenant shall have no right to any key for the new locks), limit elevator access to the Premises or applicable portion thereof, and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof. Provided, however, that nothing in this Section shall be construed to permit Landlord to interfere with Tenant’s performance of any other obligation of this Lease, including without limitation, Section 1.301 above. The foregoing rights are without prejudice and in addition to, and shall in no way limit Landlord’s rights under, Section 1.4 below.

SECTION 1.4 HOLDING OVER.

In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-quarter (1  1/4) times the Basic Annual Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any and all damages, excepting only exemplary and punitive damages, sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration

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or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process and without in any way limiting Landlord’s rights under subsection 1.302 above, Tenant agrees that Landlord will not be required to deliver Tenant more than one (1) days’ advance notice to vacate prior to Landlord’s filing of a forcible detainer suit. In addition, the prevailing party shall be entitled to the payment of its reasonable legal fees in the event of a forcible detainer or other legal action brought by Landlord.

ARTICLE 2 – RENT

SECTION 2.1 BASIC RENT.

Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter.

SECTION 2.2 ADDITIONAL RENT.

2.201 Definitions.

For purposes of this Lease, the following definitions shall apply:

(a) “Additional Rent”, for a particular calendar year, shall equal the sum of (1) Tenant’s Pro Rata Share of Electrical Expenses (as hereinafter defined) for such calendar year, plus (2) Tenant’s Pro Rata Share Percentage multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant’s Real Estate Taxes Stop (as set forth in Item 6 of the Basic Lease Provisions), plus (3) Tenant’s Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Tenant’s Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions), plus (4) Tenant’s Pro Rata Share Percentage multiplied by Additional Pass Through Costs (as hereinafter defined). Tenant shall not be entitled to any credit in Rent if Operating Expenses for any calendar year are less than Tenant’s Operating Expense Stop or Real Estate Taxes for any calendar year are less than Tenant’s Real Estate Taxes Stop.

(b) “Operating Expenses” shall mean all of the reasonable and customary costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (1) insurance premiums (“Insurance Premiums”); (2) water, sewer, and other utility charges other than electricity (“Utility Expenses”); (3) service, testing and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (4) cleaning and other janitorial services, inclusive of window cleaning; (5) tools and supplies costs; (6) repair costs; (7) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (8) security and alarm services; (9) license, permit and inspection fees; (10) management fees (all such compensation, however, to be consistent with market rates of compensation for comparable services in comparable buildings in the vicinity of the Complex); (11) wages and related benefits payable to employees, including taxes and insurance relating thereto (all such compensation, however, to be consistent with market rates of compensation for comparable services in comparable buildings in the vicinity of the Complex); (12) accounting services; (13) legal services, unless incurred in connection with tenant defaults or lease negotiations; (14) trash removal; (15) garage and parking maintenance, repair, repaving and operating costs; and (16) the charges assessed against Landlord and /or the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Notwithstanding the foregoing, Operating Expenses shall not include those Utility Expenses which constitute Electrical Expenses (as hereinafter defined), Real Estate Taxes or Additional Pass Through Costs. If there are any costs incurred because of a change of policy or practice in operating the Property that causes on increase in Operating Expenses over Tenant’s Operating Expenses Stop such costs shall be included as Operating Expenses only if the change in policy or practice would have been made by a reasonable prudent operator of comparable property in the Dallas, Texas metropolitan area. Controllable Operating Expenses, defined below, for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of

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Non-Capped Expenses) during the immediately prior calendar year by more than five percent (5%) per year on a cumulative basis, compounded annually. For example, if Operating Expenses (exclusive of Non-Capped Expenses) during the calendar year in which the term of this Lease commences are $100,000, the cap on Operating Expenses (exclusive of Non-Capped Expenses) for the fourth full calendar year would be $121,550.63 ($100,000 times 1.05 times 1.05 times 1.05 times 1.05). The term “Controllable Operating Expenses” shall mean all items of Operating Expenses (adjusted as provided in Section 2.202) that are within the reasonable control of Landlord, but shall specifically exclude all Utility Expenses, Insurance Premiums, Electrical Expenses, Real Estate Taxes, Additional Pass Through Costs and all costs incurred because of force majeure (collectively, the “Non-Capped Expenses”). It is understood and agreed that there shall be no cap on Non-Capped Expenses.

(c) “Electrical Expenses” shall mean all Utility Expenses incurred in the form of charges for electrical current supplied to the Property (subject to the possibility of a credit pursuant to Section 5.103(g) below).

(d) “Real Estate Taxes” shall mean (1) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (2) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (3) the reasonable costs and expenses of contesting the validity or amount of such real estate or other taxes, and (4) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises, excepting only Landlord’s net income taxes, franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes. Real Estate Taxes shall also exclude any penalties or interest for late payment of Real Estate Taxes.

(e) “Additional Pass Through Costs” shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease is executed: (1) subject to the limitations of clause “(2)” following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over a reasonable period using generally accepted accounting and depreciation standards and principles, together with an amount equal to interest at the rate of twelve percent (12%) per annum (the “Amortization Rate”) on the unamortized balance thereof; (2) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (collectively, the “Disability Acts”), amortized over a reasonable period using generally accepted accounting and depreciation standards and principles, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; (3) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over a reasonable period using generally accepted accounting and depreciation standards and principles, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (4) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and management costs and expenses which would normally be amortized over a reasonable period using generally accepted accounting and depreciation standards and principles.

2.202 Gross-Up.

Operating Expenses and Electrical Expenses shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines that it would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied.

2.203 Payment Obligation.

Commencing with the Commencement Date and continuing until the expiration of this Lease, Tenant shall pay to Landlord the Additional Rent, in monthly installments as hereinafter provided. At least thirty (30) days prior to the Commencement Date and at least thirty (30) days prior to January 1 of each calendar year thereafter during the term of this Lease (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant’s reasonably estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment of Additional Rent, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within

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ninety (90) days after the end of (a) each calendar year and (b) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant’s total monthly payments of Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within sixty (60) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within sixty (60) days after it is furnished to Tenant.

Tenant shall have the right to perform, no more than once in any calendar year, an annual audit on Landlord’s books and records which reflect Additional Rent to verify Landlord’s calculation of actual Additional Rent for the prior calendar year, provided that (i) such audit shall be commenced, if at all, within one hundred twenty (120) days after the receipt of the annual statement of actual Additional Rent from Landlord, (ii) such audit shall be performed during Landlord’s normal business hours, at the place where Landlord maintains its records (or such other place as Landlord shall deliver the appropriate records) and only after Landlord has received thirty (30) days prior written notice, (iii) such audit shall be conducted by a certified public accountant with a so called “big five” accounting firm or another firm reasonably acceptable to Landlord, which firm shall not provide audit services on a contingency fee basis, (iv) the auditor’s report reflecting the results of such audit shall be promptly delivered to Landlord, (v) such audit and/or inspection shall commence within thirty (30) days after Landlord makes such books and records available to Tenant’s auditor and thereafter proceed reasonably to conclusion, (vi) such audit and/or inspection shall not unreasonably interfere with the conduct of Landlord’s business, and (vii) both Tenant and the accounting firm conducting the audit and/or inspection shall execute a confidentiality agreement for the benefit of Landlord, in the form reasonably requested by Landlord, prior to the commencement of the audit or inspection. This paragraph shall not be construed to limit or abate Tenant’s obligation to pay the Additional Rent when due as set forth in this Lease. If such audit conducted by Tenant discloses that Tenant has overpaid Additional Rent, then, after review of such audit by Landlord or by accountants selected by Landlord, any overpayment shall be refunded to Tenant (provided that if Tenant is then in default in the payment of any Rent, such overpayment shall be applied against any amount Tenant owes as a result of such default) within thirty (30) days after the verification of the audit. Failure by Tenant to contest or dispute the allocation of Additional Rent within one hundred twenty (120) days of the date any statement for Additional Rent is submitted to Tenant (a) shall be deemed a waiver of the applicable audit or dispute right and any right to contest the Additional Rent for the applicable calendar year; and (b) shall be deemed acceptance of the Additional Rent charges as submitted to and reviewed by Tenant. The foregoing provisions shall survive termination or expiration of the Lease. Tenant shall not be entitled to conduct such an audit if Tenant is in default under this Lease. If Tenant’s audit shall disclose that Tenant’s payments were greater than what Tenant was required to pay pursuant to the terms of this Lease by more than five percent (5%), Landlord shall pay to Tenant, within five (5) days after written demand from Tenant, the reasonable costs of the inspection and audit. If Tenant’s audit shall disclose that Tenant’s payments were not greater than what Tenant was required to pay pursuant to the terms of this Lease by more than five percent (5%), Tenant shall pay to Landlord, within five (5) days after written demand from Landlord, the reasonable costs of Landlord with respect to the inspection and audit.

2.204 Billing Disputes.

If there exists any dispute as to (a) the amount of Additional Rent, (b) whether a particular expense is properly included in Additional Rent or (c) Landlord’s calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant’s position.

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2.205 Revisions in Estimated Additional Rent.

If Real Estate Taxes, Insurance Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

SECTION 2.3 RENT DEFINED AND NO OFFSETS.

Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4 LATE CHARGES.

If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a one time per occurrence, “Late Charge” of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments; provided, however, that for the first month during each calendar year when a Late Charge would otherwise be assessed pursuant to the immediately preceding clause, no Late Charge shall be assessed unless Tenant has failed to pay its required installment of Basic Annual Rent, Additional Rent or other payment under this Lease for more than five (5) days after Tenant’s receipt of Landlord’s written notice to Tenant advising Tenant of such failure. Each Late Charge shall be payable on demand.

ARTICLE 3 – SECURITY DEPOSIT

SECTION 3.1 DEPOSIT. Tenant will deposit the Security Deposit with Landlord on execution of this Lease. Landlord is not required to either segregate the Security Deposit from any other funds or pay any interest on the Security Deposit. The Security Deposit secures Tenant’s performance of all Lease obligations. Landlord may apply the Security Deposit against any cost Landlord incurs or damage Landlord suffers because Tenant fails to perform any Lease obligation, including payment of Rent. Upon Landlord’s demand, Tenant shall immediately replenish any Security Deposit so applied. Notwithstanding anything to the contrary, Tenant shall cause The viaLink Company to deposit the unapplied balance of the security deposit of said company, which is currently being held by Landlord pursuant to that certain office lease agreement by and between said company and Landlord in Three Galleria which said company and Landlord have agreed to terminate upon the Commencement Date of this Lease, with Landlord to be held as security hereunder.

SECTION 3.2 REFUND. If Tenant fully and faithfully performs all of its Lease obligations, then Landlord will refund the Security Deposit (or any balance remaining) to Tenant within 60 days after the expiration or early termination of the Term and Tenant’s vacation and surrender of the Premises to Landlord in the condition required by §1.301. If Tenant has assigned this Lease, Landlord may return the Security Deposit to either Tenant or the then current assignee. Landlord’s transfer of the Security Deposit to any transferee of Landlord’s interest in the Building relieves Landlord of its obligations under this section, and Tenant will look solely to Landlord’s transferee for return of the Security Deposit.

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ARTICLE 4 – OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 General.

The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 13 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant’s employees only (incidental occurrences in the normal course of business excepted); or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant shall pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to otherwise comply herewith. Tenant shall keep the Premises neat and clean at all times.

4.102 Hazardous and Toxic Materials.

(a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials (“ACM”) and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (“Hazardous Substances”).

(b) Neither Tenant nor any of its contractors nor any of their respective employees, agents or contractors shall knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials, includig, but not limited to Hazardous Substances, at or on the Premises or the Property except for Tenant’s use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (1) such materials are in small quantities, properly labeled and contained, (2) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (3) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material, and (4) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials or Hazardous Substances. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant’s access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

(c) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant’s obligations under this subsection 4.102(c) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

(d) Landlord represents and warrants that to its actual knowledge, the Property (including the Premises) does not contain Hazardous Substances for which remediation is required under applicable law. Landlord shall be responsible, at Landlord’s sole cost and expense, for remediation of any Hazardous Substances located on, in, under or emanating from the Property for which remediation is required under applicable law, and for any fines, penalties

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or other sanctions which may be imposed or asserted by any governmental entity having jurisdiction over the Property, including by reason of any failure to conduct such remediation activities or the failure to conduct such remediation activities in compliance with applicable law; provided, however, Landlord will have no obligation under this Section for the release of Hazardous Substances introduced to the Property by Tenant or Tenant’s officers, directors, agents, employees, contractors, invitees, or guests.

SECTION 4.2 PERMITS.

Landlord, at Tenant’s cost an expense, shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of the Initial Improvements. Tenant shall pay for the cost of any such certificate of occupancy, provided that Tenant shall be entitled to have such cost funded from the Allowance, if any, provided for in the Work Letter. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if Tenant’s improvements (other than the Initial Improvements for which a certificate of occupancy has already been obtained) or any subsequent alteration or improvement made to the Premises by Tenant or Tenant’s use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

SECTION 4.3 COMPLIANCE WITH LAWS.

4.301 Tenant’s Compliance Obligation.

(a) Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations (collectively “Laws”) affecting (1) Tenant’s use and occupancy of the Premises, (2) any improvements constructed within the Building by Tenant or by a party other than Landlord on behalf of Tenant, and (3) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant, provided, however, Tenant’s compliance obligations with respect to the Disability Acts shall be governed by paragraph “(b)” following and the applicable provisions of the Work Letter.

(b) From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (1) alterations or improvements to any portion of the Premises performed after the Commencement Date; (2) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant’s employer-employee obligations; (3) obligations or complaints arising under or out of the conduct or operations of Tenant’s business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (4) any change in the nature of Tenant’s business, or its employees, or financial net worth, or Tenant’s business operations that triggers an obligation under the Disability Acts.

(c) If any Law with which Tenant is required to comply pursuant to this Lease is violated by Tenant or a person acting on Tenant’s behalf, Tenant shall take such corrective action as is necessary to cause compliance.

4.302 Landlord’s Compliance Obligation.

(a) Except for Laws with which Tenant is required to comply under subsection 4.301, Landlord shall comply with all laws, statutes, ordinances, orders and regulations (including, without limitation, environmental laws) (1) relating to the Property and (2) non-compliance with which would adversely affect Tenant’s use or occupancy of the Premises.

(b) From and after the Commencement Date, Landlord shall cause the Common Areas to comply with the Disability Acts.

(c) If any Law with which Landlord is required to comply pursuant to this Lease is violated by Landlord or a person acting on Landlords behalf, Landlord shall take such corrective action as is necessary to cause compliance.

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SECTION 4.4 RULES AND REGULATION.

Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building as may be reasonably adopted from time to time upon not less than thirty (30) days notice by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property, provided that any such changes apply to all tenant’s of the Building, do not conflict with the material terms of this Lease, are uniformly enforced among tenants, as such may be applicable, and do not otherwise materially and adversely interfere with Tenant’s use, access or parking, unless such changes are due to a change, modification or addition to any law, ordinance, rule, regulation, ordinance or the like which is applicable to the Building, Property or Complex or which otherwise become common practice in Dallas, Texas. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit G attached hereto. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

SECTION 4.5 ACCESS.

Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or tenants (except, with respect to prospective tenant’s of the Premises, only during the last six (6) months of the Term or if Tenant has exercised its termination option) and to fulfill Landlord’s obligations or exercise its rights (including without limitation Landlord’s Reserved Right (as hereinafter defined)) under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby, except if such loss is due to the gross negligence of Landlord or its agents, representatives or contractors. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.

SECTION 4.6 QUIET POSSESSION.

Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all deeds of trust, mortgages, security agreements, laws and restrictive covenants which now or hereafter affect the Property.

ARTICLE 5 – UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.106 below, subject to all other provisions of this Lease.

5.101 Elevator Service.

Except for legal holidays and emergencies, Landlord shall provide automatic elevator facilities on generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and shall have at least one (1) elevator available for use at all other times.

5.102 Heat and Air Conditioning.

Except for legal holidays, on generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards applicable thereto, which may include, among other things, energy conservation. Upon request and provided Tenant is not then in breach of its obligation to pay Rent as and when required hereunder, Landlord shall make available, at Tenant’s expense, after hours heat or air conditioning. The minimum charge and the

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hourly rate for the use of after hours heat or air conditioning shall be equal to 85% of the rate then being charged by Landlord as Landlord’s standard rate to the tenants of the Building for providing such service, as reasonably determined from time to time by Landlord and confirmed in writing to Tenant (e.g., with Landlord’s standard rate as of the date of this Lease being $45.00 per floor per hour).

5.103 Electricity.

(a) Landlord shall furnish to the Premises sufficient electrical capacity transformed to a panel box located in the core of each floor of the Premises for (1) typewriters, calculating machines and other machines of low electrical consumption at standard voltage (120 volts, single-phase) to the extent that the total demand load at 100% of said machines of low electrical consumption does not exceed two (2) watts per square foot of Rentable Square Feet, and (2) lighting and equipment at high voltage (277 volts, single-phase) to the extent that the total demand load at 100% capacity of said lighting and equipment does not exceed two (2) watts per square foot of Rentable Square Feet (each such rated electrical design load to be hereinafter referred to as the “Building Standard Rated Electrical Design Load”).

(b) Should Tenant’s non-linear electrical load (created by equipment such as personal computers, television sets, laser printers, copiers or other electronic devices connected to the power system) result in harmonic distortion conditions which cause any adverse effects in the Building, including but not limited to, deration of any transformer, distribution stepdown transformer failures, overheating or melting of neutral conductors, or malfunctioning of various electronic components, Tenant acknowledges that Tenant, at Tenant’s sole cost, shall be obligated to eliminate such harmonic distortion conditions and to repair any damage to the Building which results from such harmonic distortion within thirty (30) days of Landlord’s request. If Tenant fails to eliminate such harmonic distortion and repair such damage caused thereby within such thirty (30) day period, Landlord, at its option, may make such corrections deemed necessary by Landlord to eliminate such harmonic distortion and make such repairs, and Tenant shall pay to Landlord on demand Landlord’s reasonable cost thereof plus a charge equal to ten percent (10%) of such costs for administrative cost recovery.

(c) Tenant shall cause Tenant’s electrical system serving any equipment producing non-linear electrical loads to be designed to accommodate such non-linear electrical loads, including but not limited to, over-sizing neutral conductors, derating transformers and/or providing power line filters. The Construction Documents (defined in Exhibit D), if any, shall include a calculation of Tenant’s fully connected design load with and without demand factors and shall indicate the number of watts of unmetered and sub-metered loads.

(d) If Tenant’s electrical equipment and lighting require electrical circuits, transformers or other additional equipment in excess of Tenant’s pro rata share of the Buildings’ electrical or HVAC systems (which additional equipment shall be hereinafter referred to as the “Additional Electrical Equipment”), Tenant may (at Tenant’s cost, including the cost to design, install, maintain and replace the Additional Electrical Equipment [including the meters]) install the same, provided such installation is compatible with existing Building systems, will not compromise Landlord’s ability to provide services to Tenant or other tenants of the Building and will not be burdensome to the Building or to Landlord, in Landlord’s reasonable opinion, and Tenant shall pay all operating costs relating to that requirement (including, without limitation, the cost of electricity, water or other services consumed through, or in connection with, the Additional Electrical Equipment).

(e) The method of design and installation of any Additional Electrical Equipment (including any related meter) required by Tenant shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld or delayed, and shall be performed by Landlord or such contractor upon which Landlord and Tenant mutually agree, at Tenant’s sole cost (including a charge equal to ten percent (10%) of the actual cost of the Additional Equipment for the review and installation of such Additional Electrical Equipment for administrative cost recovery).

(f) Tenant shall pay to Landlord the cost of electricity consumed in excess of the Building Standard Rated Electrical Design Load as determined by meter, or if not metered, as otherwise reasonably estimated by Landlord, plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. Landlord may cause the entire Leased premises to be separately metered (at Tenant’s expense, including, without limitation, the cost of installing, maintaining, repairing and replacing such meters to the extent necessary), in which event Tenant shall pay the actual cost of electricity consumed by Tenant.

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(g) Landlord agrees to use its good faith efforts to apply the provisions of this Section 5.103 to other tenants in the Building and to credit any excess payments from such other tenants in determining Electrical Expenses pursuant to Section 2.201 above.

5.104 Water.

Landlord shall furnish water for drinking, cleaning and lavatory purposes only.

5.105 Janitorial Services.

Landlord shall provide janitorial services to the Premises, comparable to that provided in other office buildings of similar size, quality and in the general vicinity of the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below. Landlord reserves the right to change its janitorial specifications from time to time; provided, however, Landlord agrees that no change will effect any substantial reduction in the quality or frequency of service.

5.106 Common Areas.

Landlord shall perform routine maintenance in the Common Areas and General Common Areas (as defined in Exhibit C).

5.107 Bulbs and Ballasts.

Landlord shall provide Building standard bulbs and ballasts for the 2’ x 4’ fluorescent fixtures as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts provided Tenant shall pay the cost thereof, together with an administrative fee equal to ten percent (10%) of such cost. All amounts due under this subsection for such non-building standard bulbs shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

SECTION 5.2 ADDITIONAL SERVICES.

Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than the hours set forth in subsection 5.102 above or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant’s hybrid telephone equipment, computers or other equipment. In no event will Landlord be required to provide any additional services if Tenant is in breach of its obligation to pay any Rent hereunder as and when due and payable.

SECTION 5.3 TENANT’S OBLIGATION.

Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services.

SECTION 5.4 SERVICE INTERRUPTION.

5.401 Service Interruption/Waiver of Landlord Liability.

Landlord agrees that in the event of a failure of any service required under Section 5.1 above, Landlord will use its reasonable efforts to restore the failed service. HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS LEASE (WITH THE EXCEPTION OF SECTION 5.402 IMMEDIATELY BELOW, WHICH DOES SUPERSEDE THIS SECTION 5.401 TO THE EXTENT OF THE SPECIFIC APPLICABILITY OF THAT SECTION), LANDLORD SHALL NOT BE LIABLE FOR AND TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF LANDLORD’S FAILURE TO MAINTAIN TEMPERATURE OR ELECTRICAL CONSTANCY LEVELS OR TO FURNISH ANY OF THE FOREGOING SERVICES WHEN SUCH FAILURE IS CAUSED BY ACCIDENT, BREAKAGE, REPAIRS, STRIKES, LOCKOUTS OR OTHER LABOR DISTURBANCE OR LABOR DISPUTE OF ANY CHARACTER, GOVERNMENTAL REGULATION, MORATORIUM OR OTHER GOVERNMENTAL ACTION, INABILITY TO OBTAIN ELECTRICITY, WATER OR FUEL, OR BY ANY CAUSE BEYOND LANDLORD’S REASONABLE CONTROL (COLLECTIVELY, “UNCONTROLLABLE EVENTS”), NOR SHALL ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OR ACTUAL) OF TENANT OR AS A BREACH OF ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY,

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OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF.

5.402 Limited Right to Abatement of Rent.

If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.1 above for any period (other than a reconstruction period constructed pursuant to Section 7.1 or Article 8 below) exceeding seven (7) consecutive days after written notice by Tenant to Landlord describing such failure with reasonable specificity, and provided such failure is not caused by Tenant, Tenant’s Contractors or any of their respective agents or employees, then Tenant shall be entitled to a fair partial abatement of Basic Rent and Additional Rent for any such portion of the Premises from the expiration of such seven (7) day period until such portion is again fit for occupancy.

SECTION 5.5 MODIFICATIONS.

Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

ARTICLE 6 MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR.

Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord’s rights under Section 2.2 above and except for ordinary wear and tear) maintain the exterior walls and roof and load bearing elements of the Building. Except for (i) load bearing elements of the Building located within the Premises and (ii) Landlord’s other obligations as may be expressly specified in this Lease, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 Tenant’s Obligation.

Subject to Sections 6.1, 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant’s sole cost and expense, (a) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows (except replacement of exterior plate glass), appliances and equipment which are a part of the Premises) in good repair and condition, (b) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (c) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys’ fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All maintenance, repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that maintenance, repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

6.202 Rights of Landlord.

Landlord shall have the same rights with respect to maintenance, repairs and/or replacements performed by Tenant as Landlord has with respect to Installations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its maintenance, repair and replacement obligations under subsection 6.201 above, Landlord shall have, after expiration of applicable notice and cure periods as provided in this Lease, except in the case of an emergency, the right to perform such maintenance, repairs and replacements at Tenant’s expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid and an administrative fee equal to fifteen percent (15%) of the costs incurred by Landlord.

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SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord’s Construction Obligation.

Landlord’s sole construction obligation under this Lease is as set forth in the Work Letter.

6.302 Alteration of Building.

LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE “RESERVED RIGHT”). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD’S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (a) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (b) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (c) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (d) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (e) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building, and (f) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant’s quiet enjoyment, use and occupancy of the Premises as little as is reasonably practicable.

6.303 Alterations, Additions, Improvements and Installations by Tenant.

Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld, delayed or conditioned, as long as the request from Tenant is in writing and describes with reasonable specificity the work proposed to be undertaken by Tenant), make any changes, modifications, alterations, additions or improvements (other than Tenant’s Initial Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant’s Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as “Installations”) if any such Installations would (a) affect any structural or load bearing portions of the Building, (b) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (c) result in an increase in Tenant’s usage of heating or air conditioning, (d) impact mechanical, electrical or plumbing systems in the Premises or the Building, (e) affect areas of the Premises which can be viewed from Common Areas, (f) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (g) adversely affect Landlord’s ability to deliver Building services to other tenants of the Building, (h) violate any provision in Article 4 above, or (i) cost more than $5,000.00. As to Installations not covered by the preceding sentence, Tenant may perform same without Landlord’s prior written consent; however, Tenant must provide Landlord at least five (5) days advance written notice, describing the Installation with reasonable specificity, before any such Installation is commenced. All Installations shall be at Tenant’s sole cost and expense. Without in any way limiting Landlord’s consent rights, for those Installations where Landlord’s consent is required pursuant to the previous sentences of this paragraph, Landlord shall not be required to give its consent until (x) Landlord approves the contractor or person making such Installations and approves such contractor’s insurance coverage to be provided in connection with the work, (y) Landlord approves final and complete plans and specifications for the work, and (z) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including,

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without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus five percent (5%) as reimbursement for Landlord’s overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above; provided, however, that as long as no default by Tenant exists at the conclusion or earlier termination of the Lease Term, then Tenant’s movable appurtenances (i.e., appurtenances which can be removed without causing substantial damage to the Premises), may be removed by Tenant upon vacating the Premises at the conclusion or earlier termination of the Lease Term, provided that any damage caused to the Premises by such removal is repaired and the Premises is restored to its original condition, reasonable wear and tear excepted; provided further, that Tenant may not remove any doors (other than the specially fabricated doors on either side of Tenant’s lobby), flooring, wood floor bases, ceiling molding, sidelights, skylights, window walls, other installed glass, kitchen counters, kitchen cabinets or kitchen equipment (other than appliances purchased by Tenant and paid for by Tenant outside of Tenant’s Allowance). Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys’ fees), demands, claims, causes of action and liens arising from or in connection with any Installations performed by or on behalf of Tenant. All Installations performed by or on behalf of Tenant will be performed diligently and in a professional workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant’s and Landlord’s insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require reasonable changes in the method or quality of the work.

6.304 Approvals.

Any approval by Landlord (or Landlord’s architect and/or engineers) of any of Tenant’s contractors or Tenant’s drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant’s Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

ARTICLE 7 – INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.

In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after the date of the casualty, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within thirty (30) days after the date of the casualty. In the event that the Premises or any element of the Building which is essential to Tenant’s operations in the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after the date of the casualty, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within thirty (30) days after the date of the casualty. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord’s reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the date of the casualty, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such casualty, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant’s Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant’s Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the

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Premises. Notwithstanding the above sentences of this Section, however, (a) if the Building or the Premises should be damaged by fire or other casualty and, in Landlord’s reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the date of the casualty, but (b) if such rebuilding or repairs are not in fact substantially completed within one hundred fifty (150) days from the date of the casualty, and (c) if such repairs are subsequently not substantially completed within thirty (30) days after Tenant’s delivery of written notice to Landlord (which written notice may not be delivered prior to the expiration of such 150-day period) describing with reasonable specificity what remains incomplete, then after the 30-day notice period Tenant may terminate this Lease by delivering a written termination notice to Landlord at any time prior to the substantial completion of such repairs. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Subject to the provisions of subsection 7.201(c) below, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT’S INSURANCE.

7.201 Types of Coverage.

Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

(a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises and Tenant’s use thereof on an occurrence basis against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $3,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

(b) Property insurance on an all-risk basis (including, without limitation, coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all Tenant’s Improvements, Installations, fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c) Employer’s liability insurance in an amount not less than $1,000,000.00.

7.202 Other Requirements of Insurance.

All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss, and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord.

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7.203 Proof of Insurance.

Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the certificates of such insurance evidencing in-force coverage, within ten (10) days prior to the commencement of construction of Tenant’s Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD’S INSURANCE.

7.301 Types of Coverage.

Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

(a) Commercial General Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

(b) Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302 Self Insurance.

Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION.

LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE (a) IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES AND/OR (b) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK ONE HUNDRED PERCENT REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(b) AND 7.301(b) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the all risk one hundred percent replacement cost property insurance required by sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual

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waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 INDEMNITY.

7.501 Tenant’s Indemnity.

Subject to the limitations and exclusions set forth below in this subsection, Tenant will indemnify and hold harmless Landlord, Property Manager, their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are legally responsible (each a “Landlord Indemnified Party”) from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, reasonable attorneys fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or payable to any third party on account of personal injury, death, property damage or any other form of injury or damage (each a “Claim” and collectively the “Claims”) arising out of or relating to (a) an incident or event which occurred within or on the Premises, EVEN IF THE (1) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (2) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (b) THE USE OR OCCUPANCY OF THE PREMISES, EVEN IF (1) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (2) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, (c) ANY BREACH OF THIS LEASE BY TENANT AND WHICH RESULTED IN A CLAIM. The indemnification and reimbursement obligations of Tenant under this subsection shall not apply to a Claim (w) waived by Landlord under Section 7.4 above or any other provision of this Lease, (x) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above, (y) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party, or (z) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant’s indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant’s obligations under this subsection shall survive the termination of this Lease.

7.502 Landlord’s Indemnity.

Subject to the limitation and exclusions set forth below in this subsection, Landlord will indemnify and hold harmless Tenant and its officers, directors, and employees and any other parties for whom Tenant is legally responsible (each a “Tenant Indemnified Party”) from, and shall reimburse each Tenant Indemnified Party for and with respect to, any and all claims (as defined in subsection 7.501 preceding) arising out of or relating to (a) an incident or event which occurred within or on the Common Areas or General Common Areas (as defined in Exhibit C), EVEN IF THE (1) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (2) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (b) THE USE OF THE COMMON AREAS OR, EVEN IF (1) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (2) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, OR (c) ANY BREACH OF THIS LEASE BY LANDLORD AND WHICH RESULTED IN A CLAIM. The indemnification and reimbursement obligations of Landlord under this subsection shall not apply to a Claim (w) waived by Tenant under Section 7.4 above or any other provision of this Lease, (x) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above, (y) arising out of the gross negligence or intentional misconduct of the Tenant Indemnified Party, or (z) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord’s indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord’s obligations under this subsection shall survive the termination of this Lease.

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ARTICLE 8 – CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE.

If the Property or any portion thereof that, in Landlord’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES.

In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION.

If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS.

Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s physical property.

ARTICLE 9 – LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All reasonable amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific

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improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Property or the Premises.

ARTICLE 10 – TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant’s Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

ARTICLE 11 – SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT.

Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, a change in the controlling interest of Tenant, except as otherwise expressly permitted in this Section 11.1) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, including, but not limited to the last sentence of this Section 11.1, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, including without limitation, Tenant’s obligation to pay Basic Rent and Additional Rent during the entire Term. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord’s consent is required in connection therewith. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and/or sublettings. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees, not to exceed $1,500.00, and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant may assign or sublease the Premises without Landlord’s consent to an entity controlling, controlled by, or under common control with, Tenant, to the surviving corporation in a merger or other corporate reorganization in which Tenant is involved, or to a purchaser of all or substantially all of the assets of Tenant (collectively, “Tenant Affiliate”). A public offering, issuance or distribution of Tenant’s stock (including distributions pursuant to an employee benefit program), in any amount, shall not constitute an assignment for purposes of this Lease.

SECTION 11.2 LANDLORD’S RIGHTS.

11.201 Landlord’s Termination and Consent Rights.

If Tenant desires to sublease any portion of the Premises to a party other than a Tenant Affiliate (as defined above), Tenant shall submit to Landlord (a) in writing the name of the proposed subtenant, the nature of the proposed subtenant’s business and the portion of the Premises which Tenant desires to sublease (if the proposed sublease space is less than all of the Premises, such portion is herein referred to as the “Proposed Sublease Space”), (b) a current balance sheet and income statement for such proposed subtenant, (c) a copy of the proposed form of sublease (the “Proposed Sublease”), and (d) such other information as Landlord may reasonably request (collectively, the “Required Sublease Information”). Landlord shall, within ten (10) days after Landlord’s receipt of the Required Sublease Information deliver to Tenant a written notice (each such notice, a “Landlord Response” and any Landlord Response which exercise Landlord’s termination right, a “Notice of Termination”) in which Landlord either (x) terminates this Lease, if Tenant desires to sublease all of the Premises, or if Landlord does not exercise its termination

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right pursuant to the foregoing clause, consents or withholds its consent to the proposed sublease. Notwithstanding anything contained above in this subsection 11.201, however, Landlord agrees that if Landlord elects alternative (z), then Landlord will not withhold or delay its consent in an unreasonable manner.

11.202 Effect of Termination.

If Landlord timely exercises its option to terminate this Lease as to the entire Premises as provided in subsection 11.201, then this Lease shall terminate on a date specified by Landlord in the Landlord Response (the “Specified Termination Date”), which Specified Termination Date shall not be sooner than thirty (30) days after the date of Landlord’s termination notice, nor later than ninety (90) days after the date of Landlord’s termination Notice), and the Base Rent and Additional Rent shall be paid and apportioned to the termination date.

SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT.

Without limiting Landlord’s consent rights and as a condition to obtaining Landlord’s consent, (a) each assignee must assume all applicable obligations under this Lease, and (b) each sublessee must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts (as amended), including, but not limited to, obligations arising out of or associated with such assignee’s or subtenant’s use of or activities or business operations conducted within the Premises. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof, except in accordance with the provisions of this Lease or as otherwise permitted by Landlord. To the extent the rentals or income derived from any sublease or assignment exceed the sum of the rentals payable under this Lease in respect of the portion of the Premises covered by such sublease or assignment after all reasonable remarketing costs are first recouped by Tenant (such excess, the “Excess Sublease Rents”), Landlord shall be entitled to one-half of such Excess Sublease Rents and, accordingly, such one-half shall be paid over to Landlord in consideration for Landlord’s consent to the applicable assignment or sublease. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease, in which event Landlord shall first apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with an Event of Default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

SECTION 11.4 ASSIGNMENT AND BANKRUPTCY.

11.401 Assignments after Bankruptcy.

If, pursuant to applicable bankruptcy law (as hereinafter defined), Tenant (or its successor in interest hereunder) is permitted to assign this Lease in disregard of the restrictions contained in this Article 11 (or if this Lease shall be assumed by a trustee for such person), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of Basic Annual Rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year’s Basic Annual Rent, Additional Rent and other Rent then reserved hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with the generally accepted accounting principles, equal to at least ten (10) times the aggregate of the Basic Annual Rent reserved hereunder and (b) that the use of the Premises shall be in accordance with the requirements of Article 3 hereof and, further, shall in no way diminish the reputation of the Building as a

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first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under applicable bankruptcy law, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any Basic Annual Rent, Additional Rent and any other Rent, together with any security deposit previously received from the Tenant, and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

11.402 Bankruptcy of Assignee.

If Tenant assigns this Lease to any party and such party or its successors or representatives causes termination or rejection of this Lease pursuant to applicable bankruptcy law, then, notwithstanding any such termination or rejection, Tenant (a) shall remain fully liable for the performance of all covenants, agreements, terms, provisions and conditions contained in this Lease, as though the assignment never occurred and (b) shall, without in any way limiting the foregoing, in writing ratify the terms of this Lease, as same existed immediately prior to the termination or rejection.

ARTICLE 12 – TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY.

In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE.

This Lease is subject and subordinate to (a) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (b) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust, and (c) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement on the form customarily used by such holder (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

SECTION 12.3 TENANT’S ESTOPPEL CERTIFICATE.

Tenant shall, within ten (10) days after receiving a written request from Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by

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Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through a specified date; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

ARTICLE 13 – DEFAULT

SECTION 13.1 DEFAULTS BY TENANT.

The occurrence of any of the events described in subsections 13.101 through 13.107 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent.

With respect to the first payment of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within ten (10) days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord within ten (10) days after its due date, no notice of any such failure being required.

13.102 Failure to Perform.

Except for a failure covered by subsection 13.101 or 13.102 above or by subsection 13.104 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Tenant’s receipt of written notice from Landlord, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103 Continual Failure to Perform.

The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 Bankruptcy, Insolvency, Etc.

Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter called “Guarantor”, whether one (1) or more) (a) cannot meet its obligations as they become due, (b) becomes or is declared insolvent according to any law, (c) makes a transfer in fraud of creditors according to any applicable law, (d) assigns or conveys all or a substantial portion of its property for the benefit or creditors, or (e) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant’s or Guarantor’s capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 Loss of Right to do Business.

If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

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13.106 Dissolution or Liquidation.

If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

With respect to the defaults described in subsections 13.103 through 13.106, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 Termination of the Lease.

Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

(a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant’s Improvements, brokers’ fees and commissions, attorneys’ fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant);

(b) the present value of the Rent (discounted at a rate of interest equal to eight percent (8%) per annum (the “Discount Rate”)) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord’s reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

(c) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202 Repossession and Re-Entry.

Upon the occurrence of a default by Tenant hereunder, Landlord may immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.202, (a) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (b) Tenant shall have no further right to possession of the Premises, and (c) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises (except as may be required by then applicable law). Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this

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Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 Cure of Default.

Upon the occurrence of a default hereunder by Tenant and after expiration of any applicable notice and cure periods, Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease.

13.204 Continuing Obligations.

No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 Cumulative Remedies; Landlord’s Duty of Mitigation.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Notwithstanding anything to the contrary contained above in this Section 13.2, Landlord agrees that to the extent required by applicable law, Landlord shall use its reasonable effort to relet the Premises after Tenant has vacated the Premise; however, both Landlord and Tenant further agree in this regard that Landlord shall have no obligation to agree to any lease terms which it deems to be unacceptable, nor shall Landlord be obligated (i) to travel outside a radius of thirty (30) miles from its principal office in order to meet with a prospective tenant, (ii) to accept a prospective tenant for the Premises (or any portion thereof) which is an existing or prospective tenant elsewhere in the Building or the Complex, or (iii) to expend monies for finish-out requested by a prospective tenant unless Landlord, in its sole and absolute discretion, approves both the lease terms and the credit of such prospective tenant.

SECTION 13.3 DEFAULTS BY LANDLORD.

Landlord shall be in default under this Lease if and only if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (a) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (b) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD’S LIABILITY.

13.401 Tenant’s Rights in Respect of Landlord Default.

Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Articles 7 and 8 above. The liability of Landlord to Tenant for any breach or default under this Lease shall be limited to the interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be

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personally liability for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant’s sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402 Certain Limitations on Landlord’s Liability.

UNLESS COVERED BY SUBSECTION 7.502 ABOVE OR CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD’S AGENTS, REPRESENTATIVES AND CONTRACTORS, AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (a) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (b) caused by or arising out of fire, explosion, falling sheet rock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (c) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (d) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work, or (e) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT.

EACH PARTY HERETO HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH PARTY’S OWN SELECTION, EACH PARTY VOLUNTARILY CONSENTS TO THIS WAIVER. Accordingly, each party’s rights and remedies with respect to the transactions contemplated under this lease, and with respect to all acts or practices of Landlord, past, present or future, in connection with such transactions, shall be governed by legal principles other than the DTPA. The foregoing waiver shall also be binding on any permitted assign or successor of either party under this Lease. The provisions of this Section shall survive any termination of this Lease. Each party represents to the other (a) that it is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby; and (b) that it is represented by legal counsel in connection with this Lease.

ARTICLE 14 – NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 16 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 16 of the Basic Lease Provisions or later provided in writing. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

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ARTICLE 15 – MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS.

Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE.

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises, which Landlord will provide, at Tenant’s cost and expense, as part of the Initial Improvements pursuant to the Work Letter.

SECTION 15.3 NO WAIVER.

No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. Tenant’s consent to or approval of any act by Landlord requiring Tenant’s consent or approval shall not be deemed to render unnecessary the obtaining of Tenant’s consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW.

This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS.

“Common Areas” will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms (as opposed to rest rooms which serve a full floor tenant), Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving

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the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit A as being part of the Premises. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located above the acoustical ceiling surfaces, below floor surfaces or within walls in the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS.

Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS.

Each of Landlord and Tenant represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 12 of the Basic Lease Provisions and that each knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents who claim a fee, commission or other amount by, through or on account of Tenant. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents who claim a fee, commission or other amount on by, through or on account of Landlord. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 12 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY.

If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE.

Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT’S OBLIGATIONS.

Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (a) ten percent (10%) per annum or (b) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME.

Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

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SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS.

The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT.

Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint ventures of Tenant.

SECTION 15.14 FORCE MAJEURE.

Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, acts of terrorism, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party (each of the foregoing is herein referred to as an “event of force majeure” or “force majeure”); provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING.

This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord’s expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS.

Landlord and Landlord’s agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING.

Exhibit F attached hereto sets forth the agreements between Landlord and Tenant relating to parking. Parking and delivery areas for all vehicles shall be in accordance with parking regulations reasonably established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking of automobiles by its employees, customers and agents in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS’ FEES.

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

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Office Lease - One Galleria Tower

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT.

Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.20 RELOCATION.

Not more than one (1) time during the Term, Landlord may relocate Tenant to other premises in the One Galleria Tower located at 13355 Noel Road, Dallas, Texas, Two Galleria Tower located at 13455 Noel Road, Dallas, Texas or Three Galleria Tower located at 13155 Noel Road, Dallas, Texas (“Replacement Premises”) upon not less than 60-days’ notice, provided that the Replacement Premises is comparably sized and reasonably suitable for Tenant’s use. Notwithstanding the foregoing, if Tenant determines that the location of the Replacement Premises are not acceptable, in its reasonable discretion, and Landlord is unable to provide Tenant with an acceptable location of the Replacement Premises, Tenant may terminate this Lease without penalty or termination fee by giving Landlord written notice of Tenant’s election to terminate within five (5) days after Landlord notifies Tenant of the final location of the Replacement Premises and such termination shall be effective sixty (60) days after Landlord delivered its first notice of Landlord’s election to relocate Tenant pursuant to this Section 15.20. If Landlord elects to relocate Tenant under this §15.20, then Landlord will, at Landlord’s cost, construct Leasehold Improvements in the Replacement Premises of comparable quality to those existing in the Premises, move Tenant’s personal property from the Premises to the Replacement Premises, relocate Tenant’s existing telephone and computer systems, and replace up to $500 of any in-stock stationery, business cards, company brochures and similar items which identify the Premises. In no event shall any relocation result in an increase in Base Rent or Tenant’s Pro Rata Share Percentage payable under this Lease, unless Landlord and Tenant agree to amendments or other changes to the Lease in connection with such relocation. Landlord shall use reasonable efforts to minimize disruption or inconvenience to Tenant during the relocation.

SECTION 15.21 SURVIVAL OF INDEMNITIES.

Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT.

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.23 CALCULATION OF CHARGES.

Without waiving any rights to enforce the terms of the Lease, Tenant (i) understands and accepts the methods of calculation for determining charges, amounts and additional rent payable by Tenant under the Lease, as heretofore calculated and as modified hereby and (ii) acknowledges (to the fullest extent permitted by applicable law) that the provisions of the Lease, as modified hereby, satisfy the requirements of Section 93.012 (Assessment of Charges) of the Texas Property Code.

SECTION 15.24 TERMINATION OPTION.

Tenant shall have the right to terminate the Lease pursuant to terms and conditions of the attached Exhibit H.

[Signature Page Follows]

PRESCIENT APPLIED INTELLIGENCE, INC.

Office Lease - One Galleria Tower

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

LANDLORD:		TENANT:

TRIZEC PARTNERS REAL ESTATE, L.P. a Delaware limited partnership		PRESCIENT APPLIED INTELLIGENCE, INC., a Delaware corporation

By:	THOPI TRS, Inc., a Delaware corporation,
	as general partner	By:	/s/ Thomas W. Aiken
		Name:	Thomas W. Aiken
		Title:	SVP & CFO

By:	/s/ Paul H. Layne
Paul H. Layne, Vice President

By:	/s/ Steven M. Lukingbeal
Steven M. Lukingbeal, Assistant Secretary

FOR LANDLORD OFFICE USE ONLY. NOT A PART OF THIS DOCUMENT.

Sequence No. 1:	Sequence No. 2:	Sequence No. 3:

PRESCIENT APPLIED INTELLIGENCE, INC.

Office Lease - One Galleria Tower

EXHIBIT A

ONE GALLERIA TOWER

LAND LEGAL DESCRIPTION

Office Building One Site

BEING a tract of land situated in the Joe Badgley Survey, Abstract No. 76, City Block Nos. 7001 and 7002, City of Dallas, Dallas County, Texas and being a part of HGD Addition, an addition to the City of Dallas as recorded in Volume 81141, Page 2666, Deed Records, Dallas County, Texas and also being part of Tract One conveyed to Dallas Galleria Limited by deed recorded in Volume 81010, Page 739, Deed Records, Dallas County, Texas and being more particularly described as follows:

COMMENCING at a cross cut in concrete pavement at the intersection of the south line of Alpha Road (a 64 foot right-of-way at this point) and the west line of Noel Road (a 55 foot right-of way at this point); thence South 00 deg. 02 min. 30 sec. East along the west line of said Noel Road a distance of 1177.25 feet to the POINT OF BEGINNING;

THENCE South 00 deg. 02 min. 30 sec. East along the west line of said Noel Road a distance of 81.32 feet to a cross cut in concrete pavement for an angle point;

THENCE South 00 deg. 03 min. 41 sec. West along the west line of said Noel Road a distance of 112.77 feet to a cross cut in concrete pavement found for corner at the northeast corner of a tract of land conveyed to Three Galleria Tower Venture by deed recorded in Volume 90028, Page 1810, Deed Records, Dallas County, Texas;

THENCE North 89 deg. 59 min. 44 sec. West along the north line of said Three Galleria Tower Venture tract a distance of 145.90 feet to a 1/2 inch iron rod set for corner;

THENCE South 00 deg. 00 min. 16 sec. West along the west line of said Three Galleria Tower Venture tract a distance of 483.33 feet to a cross cut in concrete found for corner;

THENCE North 89 deg. 59 min. 44 sec. West along a north line of said Three Galleria Tower Venture tract a distance of 127.33 feet to a 1/2 inch iron rod set for corner in the east line of Tract Two described in said deed to Dallas Galleria Limited recorded in Volume 81010, Page 739;

THENCE North 00 deg. 00min. 16 sec. East along the east line of said Tract Two a distance of 677.42 feet to a point for corner at the southwest corner of a 2.5800 acre tract of land conveyed to Dallas Galleria Limited by deed recorded in Volume 84054, Page 0455, Deed Records, Dallas County, Texas;

THENCE South 89 deg. 59 min. 44 sec. East along the south line of said 2.5800 acre tract of land a distance of 273.28 feet to the POINT OF BEGINNING and containing 114,585 square feet or 2.6305 acres of land.

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EXHIBIT B

ONE GALLERIA TOWER

FLOOR PLAN FOR THE PREMISES – SUITE 1015

[Preparer of Lease to attach floor plan(s) for the Premises]

B-1

EXHIBIT C

ONE GALLERIA TOWER

RENTABLE AREA CALCULATIONS

Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable.

Rentable areas shown in the Basic Lease Provisions and the Riders which are a part of this Lease are agreed to be as shown regardless of minor variations resulting from actual construction. All other rentable area calculations shall be calculated in accordance with the remaining provisions of this Exhibit C. The rentable area of the Premises is the “Agreed Rentable Area of the Premises” set forth in Item 2b of the Basic Lease Provisions.

A. RENTABLE AREA

1. “Common Areas” shall mean the total square footage of all areas within (and measured from the midpoint of the walls enclosing or inside surface of the outer pane of glass enclosing) (a) public corridors, (b) elevator foyers, (c) rest rooms, (d) mechanical rooms, (e) janitor closets, (f) telephone, electrical and equipment rooms, and (g) other similar facilities for the use of all tenants on the floor on which the Premises are located. The allocation of the square footage of the Common Areas shall be equal to the total square footage of the Common Areas on said floor multiplied by a fraction, the numerator of which is the Rentable Area of the portion of the Premises (excluding the allocations of General Common Areas and Common Areas) located on said floor and the denominator of which is the total of all Rentable Area on said floor (excluding the allocations of General Common Areas and Common Areas).

2. “General Common Areas” shall mean the total square footage within (and measured from the midpoint of the walls enclosing or from the inside surface of the outer pane of glass enclosing, or extensions of the plane thereof in non-glass areas) the Building’s (a) elevator machine rooms, (b) main mechanical rooms, (c) loading dock facilities, (d) telephone switch rooms, (e) main electrical rooms, (f) public lobbies (including the main floor lobby and third floor lobby of the Building), (g) engineering, security, postal and cleaning areas, and (h) other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas referred to in this section shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Rentable Area of the Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all Rentable Area of space leased or held for lease as office space or retail space contained in the Building (excluding the allocation of the General Common Areas).

3. “Service Areas” shall mean the total square footage within vertical penetrations such as (and measured from the midpoint of the walls enclosing) Building stairs, elevator shafts, fire towers, flues, vents, stacks, vertical pipe shafts, and vertical ducts; however, structural columns are not included in Service Areas. Areas for the specific use of Tenant or other tenants of the Complex or installed at the request of Tenant or other tenants such as special stairs or elevators are not included within the definition of Service Areas.

4. “Rentable Area” shall mean the area or areas of space within the Building determined as follows:

(a) Multi-tenant Floors: In the case of a floor lease to more than one tenant (“a multi-tenant floor”), Rentable Area is determined by including the total square footage of all floor areas enclosed by the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas and by demising walls (measured from the midpoint of demising walls), excluding only (1) Service Areas and (2) General Common Areas, plus an allocation of the square footage of the Common Areas and the General Common Areas.

(b) Single-tenant Floors: In the case of a floor leased to a single tenant (“single-tenant floor”), Rentable Area is determined by measuring from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas and shall include all areas enclosed by such surfaces, excluding only Service Areas and General Common Areas, plus an allocation of the square footage of the General Common Areas.

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5. For purposes of Paragraphs 1 through 4 above, mechanical rooms which serve one-half ( 1/2) of the floor on which the Premises are located and one-half ( 1/2) of an adjacent floor shall be deemed to serve only the floor on which the Premises are located.

6. No deductions will be made in the calculation of Rentable Area for (a) columns and projections necessary to the structural support of any portion of the Building or (b) openings in the floor slab which were made at the request of Tenant or to accommodate items installed at the request of Tenant.

B. AGREEMENT ON AREA

Rentable Areas shown in the Basic Lease Provisions have been calculated on the basis of the foregoing definitions and are hereby agreed to be the stated areas regardless of minor variations resulting from actual construction and completion of the Premises for occupancy, so long as such work is done in accordance with the terms and provisions in the Lease, the Work Letter, and the approved Construction Documents (as such term is defined in the Work Letter).

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EXHIBIT D

ONE GALLERIA TOWER

WORK LETTER – SUITE 1015

This Work Letter (“Work Letter”) describes and specifies the rights and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of the Initial Improvements within the Premises.

1. Definitions. Terms which are defined in the Lease shall have the same meaning in this Work Letter. Additionally, as used in this Work Letter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a) “Allowance” shall mean a sum not to exceed $24,661.00. The Allowance shall be available to Tenant during the Term for the construction of improvements, including, but not limited to, the Initial Improvements, in the Premises.

(b) “Basic Construction” of the Building shall mean the structure of the Building as built on the date of this Work Letter and all other improvements, fixtures and facilities constituting a part of the Project.

(c) “Landlord’s Architect” shall mean the architect designated by Landlord as its architect, from time to time, to perform the functions of Landlord’s Architect hereunder.

(d) “Plans and Specifications” shall mean collectively, the plans, specifications and other information prepared or to be prepared by Landlord’s Architect and, where necessary, by Landlord’s electrical, mechanical and structural engineers, all at Tenant’s expense, which shall detail the Work required by Tenant in the Premises and which shall be approved in writing by both Tenant and Landlord prior to the commencement of such Work. Tenant may apply a portion of the Allowance towards the cost of the Plans and Specifications.

(e) “Tenant’s Architect” intentionally deleted.

(f) “Work” shall mean all materials and labor to be added to the Basic Construction of the Building in order to complete the installation of the Initial Improvements within the Premises for Tenant in accordance with the Plans and Specifications, including, without limitation any modification to Basic Construction of the Building, any structural modifications to the Building, any electrical or plumbing work required to meet Tenant’s electrical and plumbing requirements, and any special air conditioning work required to be performed in the Premises.

(g) “Cost of the Work” shall mean the cost of all materials and labor to be added to the Basic Construction of the Building in order to complete the installation of the Initial Improvements within the Premises in accordance with the Plans and Specifications.

(h) “Landlord’s Costs” shall mean that portion of the Cost of the Work up to, but not in excess of, the aggregate amount of the Allowance.

(i) “Tenant’s Costs” shall mean that portion of the Cost of the Work in excess of Landlord’s Costs.

(j) “Change Costs” shall mean all costs or expenses attributable to any change in the Plans and Specifications which, when added to other costs and expenses incurred in completing the Work, exceed Landlord’s Costs, including, without limitation, (i) any cost caused by direction of Tenant to omit any item of Work contained in the Plans and Specifications, (ii) any additional architectural or engineering services, (iii) any changes to materials in the process of fabrication, (iv) the cancellation or modification of supply or fabricating contracts, (v) the removal or alteration of any Work or any plans completed or in process, or (vi) delays affecting the schedule of the Work. A “Change Order” is the document signed by both Landlord and Tenant which addresses Change Costs.

(k) “Working Days” shall mean all days of the week other than Saturday, Sunday, and legal holidays.

(l) “Initial Improvements” shall mean all Work added to the Building before or near the Commencement Date of the Lease.

2. Procedure and Schedules for the Completion of Plans and Specifications. The Plans and Specifications shall be completed in accordance with the following procedure and time schedules:

(A) Completion of Plans and Specifications. All Plans and Specifications shall be prepared in strict compliance with all applicable statutes, codes, ordinances and other regulations, applicable Building standards and requirements as set forth in the Lease, this Work Letter and otherwise, and shall also adhere to the design drawings approved by Landlord.

(i) If Landlord constructs Tenant’s Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of any applicable statute, code, ordinance and other regulation, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with such applicable statutes, codes, ordinances and other regulations as promptly as is practicable. No approval by Landlord of the Plans and Specifications or any revisions to them will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.

(ii) Upon completion of the Initial Improvements, if so required by Landlord, Tenant shall deliver to Landlord an “as-built” set of Plans and Specifications for the Premises, together with such other information required by Landlord to place the information from the “as-built” Plans and Specifications on to Landlord’s data base; the cost of providing the “as-built” Plans and Specifications and other information, together with Landlord’s cost to place the information on to Landlord’s data base, shall be borne solely by Tenant.

3. Pricing. Landlord shall notify Tenant in writing of the Cost of the Work. Tenant shall either approve such Cost of the Work in writing or cause the Plans and Specifications to be revised and resubmitted, on or before the date which is three (3) Working Days from receipt of such revised Plans and Specifications.

4. Payments. Tenant shall pay the aggregate amount of Tenant’s Costs to Landlord upon demand. Landlord shall determine the percentage of the Cost of the Work which is allocable to Landlord and the percentage of the Cost of the Work which is allocable to Tenant. Landlord shall also revise its determination of such percentages based on any changes in the Cost of the Work due to change orders affecting the Plans and Specifications. Within ten (10) days after Tenant’s receipt of an invoice from Landlord which identifies that portion of the Cost of the Work to be incurred, respectively, by Landlord and Tenant, Tenant shall pay to Landlord the percentage of the Cost of the Work allocable to Tenant, as Tenant’s Costs, as determined by Landlord from time to time. Landlord’s obligation for payment with respect to the Work shall not exceed the aggregate amount of Landlord’s Costs; and after Landlord has paid Landlord’s Costs, Tenant shall thereafter pay all Cost of the Work as and when invoiced to Tenant by Landlord, including, without limitation, any Change Costs. The amounts payable to Landlord hereunder shall constitute Rent due pursuant to the Lease, and failure to make any such payment when due shall constitute a default under the Lease, entitling Landlord to exercise any or all of its remedies hereunder, as well as all remedies otherwise available to Landlord. Any cost savings achieved after completion of the Work shall be solely the property of Landlord, not Tenant.

5. Performance of Work and Delays. Landlord shall cause the Contractor to perform the Work in a good and workmanlike manner that is free of defects and substantially in accordance with the Plans and Specifications. In that regard, Landlord shall perform as construction manager for the construction of the Initial Improvements in accordance with the Plans and Specifications; and the Cost of the Work shall include a management fee payable to Landlord in the amount of three percent (3%) of the cost of the materials and labor constituting the Work. If a delay shall occur in the completion of the Work by Landlord as the probable result of (i) any failure to furnish when due Tenant’s design drawings, Tenant’s electrical, mechanical and/or structural requirements, Tenant’s Plans and Specifications or any revision to any such documents, (ii) any change by Tenant in any of the Plans and Specifications, (iii) any state of facts which gives rise to a change referred to in the definition of Change Costs or any changes resulting in a Change Cost, (iv) the fact that materials to be incorporated into the Work which are non-Building grade require a lead time (not due to Landlord default or error) to obtain or construction time to perform, in excess of that required for Work which is Building grade, as determined by Landlord, or (v) any other act or omission of Tenant, its agents or employees, including any violation of the provisions of the Lease or any delay in giving authorizations or approvals pursuant to this Work Letter, then any such delay shall not justify any extension of the Commencement Date of the Lease. All contractors and subcontractors shall schedule time periods with Landlord during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

6. Change Orders. All changes and modifications in the Work from that contemplated in the Plans and Specifications, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written Change Order executed by both Landlord and Tenant. In that regard, Tenant shall submit to Landlord such information as Landlord shall require with respect to any Change Order requested by Tenant. After receipt of requested Change Order, together with such information as Landlord shall require with respect thereto, Landlord shall return to Tenant either the executed Change Order, which will evidence Landlord’s approval thereof, or the Plans and Specifications with respect thereto with Landlord’s suggested modification.

7. Punchlist. Within thirty (30) days after the Commencement Date, Tenant shall give Landlord written notice specifying any details of construction, decoration or mechanical adjustment which remain to be performed by Landlord with respect to any Work; and except for the details contained in such written notice from Tenant, all obligations of Landlord in regard to the Work shall be deemed to have been satisfied. Landlord shall have the right to enter the Premises to complete any such unfinished details, and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not relieve Tenant of any of its obligations under the Lease or impose any liability on Landlord or its agents, servants, employees or contractors.

8. Whole Agreement; No Oral Modification. This Work Letter embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matter described herein, and this Work Letter may not be altered or modified except by an agreement in writing signed by the parties.

9. Paragraph Headings. The paragraph headings contained in this Work Letter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

10. Notices. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

11. Binding Effect. This Work Letter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12. Conflict. In the event of conflict between this Work Letter and any other exhibits or addenda to this Lease, this Work Letter shall prevail.

EXHIBIT E

ONE GALLERIA TOWER

ACCEPTANCE OF PREMISES MEMORANDUM – SUITE 1015

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the “Lease”) dated this      day of                     , 2006 between TRIZEC PARTNERS REAL ESTATE, L.P., a Delaware limited partnership (hereinafter called “Landlord”), and PRESCIENT APPLIED INTELLIGENCE, INC., a Delaware corporation, (hereinafter called “Tenant”), pursuant to which Landlord leased to Tenant and leased from Landlord certain space in the office building located at 13155, in Dallas, Texas (the “Building”). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant’s Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is June 1, 2006.

4. The Expiration Date of the Lease is September 30, 2011.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant represents to Landlord that Tenant has obtained a Certificate of Occupancy covering the Premises.

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this      day of                     , 2006.

LANDLORD:		TENANT:

TRIZEC PARTNERS REAL ESTATE, L.P. a Delaware limited partnership		PRESCIENT APPLIED INTELLIGENCE, INC., a Delaware corporation

By:	THOPI TRS, Inc., a Delaware corporation,
	as general partner	By:
Name:
Title:

By:
Paul H. Layne, Vice President

By:
Steven M. Lukingbeal, Assistant Secretary

E-1

EXHIBIT F

ONE GALLERIA TOWER

GARAGE PARKING AGREEMENT

SUITE 1015

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease, including the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1. Parking Permits. Landlord agrees to provide up to three (3) parking permits for each 1,000 rentable square feet contained within the Premises to Tenant, which shall be granted under the Lease and shall be known as the “Permit Allotment”, in the G-2 Garage on an unreserved and non-exclusive basis in the area or areas designated by Landlord from time to time during this Lease. Issuance of parking permits by Landlord to Tenant which are in excess of the Permit Allotment shall be subject to recall based on the present and future parking needs and availability parking for the Complex (“Availability Permits”), as determined by Landlord in its sole discretion. All permits issued under this Agreement shall be valid only during the term of this Lease and as may otherwise be restricted as set forth in the Lease, including this Agreement.

2. Parking Permit Fees. The fee for each parking permit issued under this Agreement shall be at the rate from time to time designated by Landlord as standard for the Building. Landlord shall provide Tenant at least thirty (30) days notice of any change in the parking rates at the Garage and the giving of such notice shall be deemed an amendment to this Agreement and Tenant shall thereafter pay the adjusted fee. All parking permit fee payments shall be made (a) at the same time as Basic Monthly Rent is due under the Lease and (b) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time. Notwithstanding the foregoing, Landlord agrees to waive payment for the Parking Permit Fees for the Permit Allotment during the initial term of the Lease.

3. Relocation of Permits. Landlord shall have the right to relocate the any Availability Permits in the event the garage reaches capacity.

4. Lost Parking Cards. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

5. Validation. Tenant may validate visitor parking, by such method or methods as Landlord or the Garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to re-designate parking areas and to modify the parking structure for other uses or to any extent.

6. Parking Stickers and Cards. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable.

7. Damage to or Condemnation of Garage. If Landlord fails or is unable to provide parking in the Garage or adjacent Garage (in the event of overflow) in connection with one or more parking permits issued to Tenant because of damage, construction or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant’s obligation to pay the fee for the affected parking permit shall be abated for so long as Tenant does not have the intended use of such permit and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking availability.

8. Rules and Regulations. A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it deems necessary for the operation of the Garage.

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(a) Cars must be parked entirely within the stall lines painted on the floor.

(b) All directional signs and arrows must be observed.

(c) The speed limit shall be five (5) miles per hour.

(d) Parking is prohibited in (1) areas not striped for parking, (2) aisles, (3) areas where “No Parking” signs are posted, (4) in cross hatched areas and (5) in such other areas as may be designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or other reserved areas.

(e) Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

(f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

9. Default. Failure to promptly pay the fees required hereunder shall constitute a default under the Lease, after the expiration of any applicable notice and cure periods provided in the Lease, and Landlord, may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant’s rights to use the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage and any violation of the rules shall subject the car to removal at the car owner’s expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises.

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EXHIBIT G

ONE GALLERIA TOWER

RULES AND REGULATIONS

Subject to the Lease, the following rules, regulations and standards shall be observed by each tenant of the Building:

1. Except as expressly permitted in the Lease, each tenant shall not use the Premises, the Building or any other part of the Property to sell any items or services at retail price or cost to the general public without prior written approval of Landlord. The sale of services for stenography, typewriting, blueprinting, duplicating and similar businesses shall not be conducted from or within the Premises, the Building or any other part of the Property for the service or accommodation of occupants of the Building or users of any other part of the Property without prior written consent of Landlord. Each tenant shall not conduct any auction on the Premises or any other part of the Property nor store goods, wares or merchandise on the Premises (except for each tenant’s own personal use) or any other part of the Property.

2. Sidewalks, halls, doorways, vestibules, passageways, stairwells, and other similar areas shall not be obstructed or used by each tenant for a purpose other than normal ingress and egress to and from the Premises and Building.

3. Firearms, weapons, flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building or on the Property without the prior written consent of Landlord. If such consent is granted, each tenant shall comply with all applicable state, federal and local laws and regulations relating thereto.

4. Except as expressly permitted in the Lease, no tenant shall make any alterations or improvements to the Premises without the prior written consent of Landlord. All Improvements and the methods of installing and constructing such improvements must be approved in writing by Landlord prior to commencement of installation and/or construction. Should such tenant require telegraphic, telephonic, enunciator or other communications service, Landlord will direct the electrician as to where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. All contractors and technicians performing work for a tenant within the Building shall be referred to Landlord for approval before performing such work.

5. Movement into or out of the Building of freight, furniture, office-equipment or other material for dispatch or receipt by or on behalf of a tenant that requires movement through public corridors or lobbies or entrances to the Building shall be done at hours and in a manner approved in writing by Landlord for such purposes from time to time. Only licensed commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards. Each tenant shall be responsible for all damage to the Building inflected by such tenant’s agents and employees in moving equipment or furniture into or out of the Building.

6. Requests by each tenant for building services, maintenance or repair shall be made in writing to the office of the Building Manager.

7. No tenant shall change locks or install additional locks on doors without the prior written consent of Landlord. No tenant shall make or cause to be made duplicates of keys procured from Landlord without the prior written approval of Landlord. All keys to the Premises and combinations to vaults shall be surrendered to Landlord upon termination tenancy.

8. Each tenant shall give prompt notice to the office of the Building Manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which may cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by each tenant, its agents, employees or invitees, and damages resulting to such fixtures or appliances from misuse by each tenant or such tenant’s agents, employees or invitees shall be paid by such tenant, and Landlord shall not in any case be liable therefore. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed and any damage resulting to them from misuse shall be borne by such tenant. No tenant shall waste water by interfering with the faucets or otherwise.

9. Except as expressly permitted in the Lease, no food shall be prepared in or distributed from the Premises without the prior written approval of the Building manager. No vending machines or dispensing machines of any kind will be placed in the Premises by a tenant unless prior written approval has been obtained from Landlord.

10. Landlord shall have the power to prescribe the weight and position of safes, filing cabinets or other heavy equipment, which may overstress any portion of the floor. Any damage done to the Building by the improper placement of heavy items, which overstress the floor, will be repaired at the sole expense of each tenant. Each tenant shall notify the Building manager when safes or other heavy equipment are taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after prior written permission from Landlord. Persons employed to move such property must be pre-approved by Landlord.

11. Each tenant shall cooperate with Building employees in keeping the Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. Daily trash shall only be disposed of in appropriate receptacles approved by Landlord.

12. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord may cause such trash to be removed at the tenant’s sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord’s administrative costs in connection with such removal.

13. Each tenant, its employees, or agents, or anyone else who desires to enter the Building after normal working hours, will be required to identify themselves and to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure. The Building will normally be open for business from 7:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 1:00 p.m. on Saturdays, the following holidays, excepted: January 1st (New Year’s Day); Last Monday in May (Memorial Day); July 4th (Independence Day); First Monday in September (Labor Day); Fourth Thursday in November (Thanksgiving Day); and the day after Thanksgiving; December 24th (Christmas Eve); December 25th (Christmas Day) and any other day on which tenants in other buildings comparable to the Building are generally closed.

14. Each tenant will comply with all security procedures necessary both during business hours and after hours and on weekends. Landlord will provide such tenant with prior notice of such security procedures and any changes thereto.

15. Each tenant shall provide Landlord’s property manager with names and telephone numbers of individuals who may be contacted in an emergency.

16. Each tenant shall comply with life safety programs as established by Landlord from time-to-time and shall exercise all reasonable efforts to cause all tenant employees, invitees and guests to comply with any such programs.

17. No tenant shall install any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever, without Landlord’s prior written consent. Landlord will control all internal lighting, signage and furnishings that may be visible from the exterior of the Building or Common Areas and shall have the right to change any unapproved item, without notice to such tenant, at such tenant’s expense.

18. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by a tenant, its employees or agents, on, about or from any part of the Premises or from any other part of the Property without the prior written consent of Landlord. Landlord will provide and maintain a directory in the Building and no other directory shall be permitted.

19. No tenant shall permit any improper, objectionable or unpleasant noises or odors in (or to be emitted from) the Premises or the Building, nor shall tenant permit the operation of any machinery or equipment in the Premises that could in any way annoy any other tenants in the Building, nor shall any tenant otherwise interfere in any way with other tenants in the Building or adjoining landowners or persons having business with such other tenants or adjoining landowners.

20. Each tenant shall keep all corridor doors, when not in use, closed.

21. No tenant shall use, or permit the use of, the Premises or any portion thereof as sleeping or lodging quarters.

22. Each tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building and on the Property.

23. No tenant shall sell lottery tickets or conduct any other form of gambling from or within the Premises or any other part of the Property.

24. Except for seeing eye dogs assisting the disabled, no tenant shall keep any animals or birds in or about the Premises or the Building.

25. Each tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

26. Landlord will not be responsible for personal property, equipment, money or jewelry lost or stolen from the Premises.

27. Smoking is not permitted in the restrooms, stairwells, elevators, public lobbies or public corridors.

Landlord reserves the right to rescind any of these rules and regulations and to make such other further rules and regulations as in its reasonable judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building or any other portion of the Property, the orderly management of the Building and/or the protection and comfort of the tenants and their agents, employees and invitees and, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the Lease shall control.

EXHIBIT H

ONE GALLERIA TOWER

TERMINATION OPTION

SUITE 1015

1. Subject to and upon the terms, provisions and conditions set forth in this Exhibit, Tenant shall have the one time right (the “Termination Right”) to terminate the Lease as to the entire Premises, effective on the last day of the fortieth (40th) Lease Month (the “Termination Date”). Tenant must give Landlord at least twelve (12) months prior written notice of its intent to exercise of the Termination Right, and pay the Termination Fee, as hereinafter defined, together with the delivery of such notice. If Tenant fails to give notice of exercise of the Termination Right on or prior to the required notice date, the Termination Right shall be deemed waived and of no further force and effect. If Tenant gives timely notice of exercise of the Termination Right but fails to timely pay the Termination Fee to Landlord when due, Landlord may at its option either (i) deem the Termination Right waived and of no further force and effect or (ii) enforce the termination of this Lease, effective as of the Termination Date, and Tenant’s obligation to pay the Termination Fee. The provisions of this paragraph shall survive the expiration or termination of this Lease.

2. Landlord will have the option to revoke and nullify any purported exercise of the Termination Right by Tenant if at the time of exercise or thereafter Tenant is in default under the Lease and all applicable notice and cure periods have expired.

3. The “Termination Fee” shall be an amount equal to

A.	the unamortized portion of the Lease Costs (as hereinafter defined) as of the Termination Date; and

B.	three (3) monthly installments of Basic Rent and Additional Rent.

“Lease Costs” shall mean all unamortized actual construction costs, architectural and engineering fees, leasing commissions, cabling design and installation costs, and other costs, if any, incurred by Landlord in connection with Tenant’s lease of the Premises, specifically including the Allowance, to Tenant. For purposes of calculating Lease Costs, each component or item of Lease Costs will be deemed to be amortized in equal monthly installments over the remaining Lease term(s) applicable to the space(s) in question at the rate of ten percent (10%) per annum beginning on the date that such component or item of Lease Costs was actually paid by Landlord.

H-1